EXHIBIT 10(b)(3)

CLECO CORPORATION
401(k) SAVINGS AND INVESTMENT PLAN
STOCK TRUST AGREEMENT

AMENDMENT NO. 1

WHEREAS, Cleco Corporation (“Cleco”) maintains the 401(k) Savings and Investment Plan Stock Trust Agreement in connection with the 401(k) Savings and Investment Plan, as the same has been amended from time to time (the “Plan”), such trust most recently amended and restated effective as of August 1, 1997 (the “Trust Agreement”);

WHEREAS, the Board of Directors of Cleco possesses the authority to amend the Trust Agreement, pursuant to Article Thirteenth thereof;

NOW, THEREFORE, BE IT RESOLVED, effective as of January 1, 1999, the Trust Agreement shall be amended as follows:

I.

The fifth and sixth paragraphs of Article Second, entitled “Investment Powers,” shall be amended and restated in their entirety as follows:

Except in the event of a tender or exchange offer as hereinafter provided, or in the case of fractional shares received in any stock dividend, stock split or other recapitalization or as is necessary to make any distribution or payment from the Trust Fund, or unless expressly provided by ERISA, the Trustee shall have no power or duty to sell, tender, exchange or otherwise dispose of any of the stock held in the Fund (the securities held in such fund to constitute Company Stock within the meaning of Section 1.10 of the Plan).  In the event that a tender or exchange offer is made for all or any portion of the stock held in the Company Stock Fund, the Trustee shall tender or exchange such shares only upon receipt of and in accordance with the directions of the Administrator.  All property received in exchange for such Company Stock so tendered shall be held by the Trustee in the Fund subject to the terms and conditions of this Trust Agreement, which agreement shall be deemed amended to permit the holding of such property within such Fund.

II.

Article Fourth, paragraph (3) of the Trust Agreement shall be amended and restated in its entirety as follows:

(3)  power to vote in person or by proxy at corporate or other meetings and to participate in or consent to any voting trust, reorganization, dissolution, merger or other action affecting securities in its possession or the issuers thereof; provided, however, that each Participant in the Plan who has an interest in the Company Stock Fund or in Company Stock allocated to his or her ESOP account shall be entitled to

(4)     direct the Trustee as to the manner in which Company Stock having voting rights which is allocated to such Participant’s Accounts is to be voted.  The Trustee, itself or by its nominee, shall be entitled to vote and shall vote said stock with voting rights allocated to the Accounts of said Participants as follows:  (i) the Company shall adopt reasonable measures to notify said Participants of the date and purposes of each meeting of stockholders of the Company at which holders of shares of stock shall be entitled vote, and to request instructions from such Participants to the Company, its agent or the Trustee as to the voting at such meeting of the number of shares of Company Stock (including fractional shares) in the account of each such Participant, whether or not vested, (ii) in each case, the Trustee, itself or by proxy, shall vote the shares of said stock (including fractional shares) in the account of each such Participant in accordance with the directions of the Participant as communicated directly to the Trustee or to the Trustee by the Company or its agent, and (iii) if prior to the time of such meeting of stockholders (or a date prior thereto specified by the Trustee), the Trustee shall not have received timely directions from a Participant as to the manner of voting any shares of allocated stock in the Accounts of such Participant, the Trustee shall not vote such shares.  The Trustee shall vote shares of stock held in the Stock Suspense Account in accordance with the instructions of the Administrator.

THIS AMENDMENT has been executed in multiple counterparts, each of which shall has been deemed an original, this 15th day of February, 1999.

CLECO CORPORATION

By: /s/ Gregory L. Nesbitt

Its: Chairman and Chief Executive Officer

REVIEWED AND ACCEPTED by UMB Bank, N.A., a national banking association with its principal place of business at Kansas City, Missouri, appointed as the trustee under the Trust Agreement.

UMB BANK, N.A.

By: /s/ William A. Hann

Its: Senior Vice President

Date: March 17, 1999